UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                               SEPTEMBER 24, 2004

                          ----------------------------

                            GENERAL COMPONENTS, INC.
               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other Jurisdiction of Incorporation or Organization

                 000-33483                              88-0496645
           (Commission File Number)            (IRS Employer Identification No.)

                                SUITE 2021, 20/F
                                TWO PACIFIC PLACE
                                  88 QUEENSWAY
                                    HONG KONG
                         (Address of Principal Executive
                              Offices and zip code)

                                 (852) 2167 8298
                             (Registrant's telephone
                          number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT

      On September 24, 2004, General Components, Inc. (the "Company")consummated a Share Exchange Agreement (the "Exchange Agreement") with General Components Inc., a privately owned Cayman Island company ("GCI Cayman"), and GCI Cayman's shareholders, (the "Shareholders"), pursuant to which the Company acquired all of the issued and outstanding shares of stock of GCI Cayman in exchange for the issuance in the aggregate of 20,000,000 of the Company's shares of common stock (the "Shares") to the Shareholders.

      As a result of the transaction, GCI Cayman became a wholly-owned subsidiary of the Company and, upon the issuance of the Shares, the Shareholders owned 80% of all of the Company's issued and outstanding stock. The Company currently has a total of 25,000,000 shares of Common Stock issued and outstanding on a non-fully diluted basis. Stockholders of record as of October 14, 2004 of the Company received a dividend paid in shares of Common Stock on October 25, 2004. The dividend provided one additional share of Common Stock to each stockholder in a two-for-one (2-for-1) exchange (the "Dividend"). The transaction increased the total number of outstanding shares of Common Stock from 5,000,000 to 10,000,000. Prior to the payment of the Dividend, the Company effected a recapitalization of the Company pursuant to which 20,000,000 shares of the Company's outstanding Common Stock was exchanged for 10,000,000 shares of the Company's Preferred Stock.

      Additionally, in connection with the transactions contemplated by the Exchange Agreement, the Company and certain investors (the "investors"), executed and delivered a Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, the investors agreed to purchase up to 20% of the outstanding shares of Common Stock of the Company for consideration of $2,000,000.

      Other than the transaction disclosed in this Form 8-K/A, the Company knows of no arrangements which may result in a change in control of the Company.

BUSINESS OVERVIEW

      The Company's predecessor was founded in 1998. Through its subsidiaries, the Company manufactures a complete line of broadband networking products and systems that connect the end user to the Internet Backbone Network, enabling them to send and receive high-speed data communications. This portion of the telecommunications market is known as the "Last mile". The Company's products are produced by OEM manufacturers and sold under the "General Components" and "Reachhome" brands. The Company has also developed plastic optical fiber ("POF") cable technology and related networking equipment. The Company has filed patents in the United States, Europe and Asia on its proprietary POF technology. The Company currently offers a wide range of entry-level to high-end modular, upgradeable systems in the Last Mile broadband connectivity market. It also licenses its POF technology and manufacturing process to procure production machinery for select customer partners.

      The Company is experienced in the production and management of structured cabling and networking products. The Company believes that it is one of the pioneers in developing and manufacturing POF. It makes a wide range of entry-level to high-end modular systems, UTP, FTP, STP cables, Patch Cords, Panels, Jacks, Plugs, Optical Fiber and POF Cables , Connectors, Adapters, Converters, Switches, Home PNA, ADSL and wireless solutions for home and office.

      The Company's corporate offices are located in New York and Hong Kong. It has wholly owned subsidiaries in the United States and China, with registered sales offices in Hong Kong, Beijing, Guangzhou, Chengdu and Shanghai, and its research and manufacturing facility for POF located in China.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding ownership of Common Stock of the Company by each person known to us to own more than 5% of the outstanding shares of the common stock, each director and executive officer, and all directors and executive officers as a group as of November 29, 2004.


-------------------- --------------------------------------------------- -------------------------- ------------------
                                                                           Amount and Nature of
                                    Names and Addresses                      Beneficial
  Title of Class                    of Beneficial Owners                     Ownership(1)             Percent of Class
-------------------- --------------------------------------------------- -------------------------- ------------------
Preferred            Simon Mu*                                                           2,699,909             27.00%
                     c/o General Components, Inc.
                     Suite 2021, 20/F, Two Pacific Place
                     88 Queensway, Hong Kong
-------------------- --------------------------------------------------- -------------------------- ------------------
Preferred            Lotus Liberator Fund                                                1,322,405             13.22%
                     Room 2703, 27/F, The Centrium
                     60 Wyndham Street
                     Central, Hong Kong
-------------------- --------------------------------------------------- -------------------------- ------------------
Preferred            Dan Zheng Lee                                                       1,157,104             11.57%
                     2 Hudson Court
                     Franklin Park, New Jersey 08823
-------------------- --------------------------------------------------- -------------------------- ------------------
Preferred            Bruce Cole*                                                           771,402              7.71%
                     c/o General Components, Inc.
                     Suite 2021, 20/F, Two Pacific Place
                     88 Queensway, Hong Kong
-------------------- --------------------------------------------------- -------------------------- ------------------
Preferred            China Enterprise Investments No. 12 Limited                           712,712              7.13%
                     P.O. Box 309GT, Ugland House
                     South Church Street
                     Georgetown, Grand Cayman
                     Cayman Islands
-------------------- --------------------------------------------------- -------------------------- ------------------
Preferred            Junichi Goto*                                                          77,140              0.77%
                     c/o General Components, Inc.
                     Suite 2021, 20/F, Two Pacific Place
                     88 Queensway, Hong Kong
-------------------- --------------------------------------------------- -------------------------- ------------------
Preferred            Jonathan Chan*                                                         61,712              0.62%
                     c/o General Components, Inc.
                     Suite 2021, 20/F, Two Pacific Place
                     88 Queensway, Hong Kong
-------------------- --------------------------------------------------- -------------------------- ------------------
Preferred            Regis Kwong*                                                           38,570              0.39%
                     c/o General Components, Inc.
                     Suite 2021, 20/F, Two Pacific Place
                     88 Queensway, Hong Kong
-------------------- --------------------------------------------------- -------------------------- ------------------
Preferred            Peter Wang*                                                            38,570              0.39%
                     c/o General Components, Inc.
                     Suite 2021, 20/F, Two Pacific Place
                     88 Queensway, Hong Kong
-------------------- --------------------------------------------------- -------------------------- ------------------

                     TOTAL PREFERRED STOCK HELD BY DIRECTORS,                            6,817,812             68.80%
                     EXECUTIVE OFFICERS AND BENEFICIAL OWNERS
-------------------- --------------------------------------------------- -------------------------- ------------------

Common               Huntleigh Securities Corp.                                          1,976,210              9.88%
                     7800 Forsyth Boulevard, 5th Floor
                     St. Louis, Missouri 63105

-------------------- --------------------------------------------------- -------------------------- ------------------
                     TOTAL COMMON STOCK HELD BY DIRECTORS, EXECUTIVE                     1,976,210              9.88%
                     OFFICERS AND BENEFICIAL OWNERS
-------------------- --------------------------------------------------- -------------------------- ------------------

      --------

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Preferred or Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that options, warrants or convertible securities that are held by such person (not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. To date, the Company has not granted any options, warrants or any other form of securities convertible into its Preferred or Common Stock.

*     Indicates Director and/or Executive Officer of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      In connection with the transactions contemplated by the Exchange Agreement on September 24, 2004, there was a change in the majority of the Company's Board of Directors and in Management. Prior to the consummation of the Share Exchange, the Company's Board of Directors comprised three members, Ms. Anita Panganiban, Ms. Carol Suzanne Collins and Mr. Robert Lee Collins. Effective upon the closing of the transactions contemplated by the Exchange Agreement, Ms. Panganiban, Ms. Collins and Mr. Collins resigned as directors of the Board of Directors and Messrs. Simon Mu, Bruce Cole, Junichi Goto, Regis Kwong and Peter Wang were appointed to the Board of Directors. Additionally, Ms. Panganiban and Ms. Collins resigned as officers of the Company and Mr. Mu and Mr. Cole assumed responsibilities as Chief Executive Officer and President, respectively.

      The following are the biographies of the newly elected directors and principal officers:


----------------------------- --------- ------------------------------------------------------------------------------
NAME                               AGE  TITLE
----------------------------- --------- ------------------------------------------------------------------------------
Simon Mu                            47  Chairman and Chief Executive Officer of the Company.

----------------------------- --------- ------------------------------------------------------------------------------
Bruce A. Cole                       57  Vice Chairman, Secretary and President of the Company.

----------------------------- --------- ------------------------------------------------------------------------------
Junichi Goto                        50  Director of the Company.

----------------------------- --------- ------------------------------------------------------------------------------
Regis Kwong                         41  Director of the Company.

----------------------------- --------- ------------------------------------------------------------------------------
Peter Wang                          49  Director of the Company.

----------------------------- --------- ------------------------------------------------------------------------------
Jonathan Chan                       33  Treasurer and Chief Financial Officer of the Company.

----------------------------- --------- ------------------------------------------------------------------------------

DR. SIMON MU, CHAIRMAN AND CEO - Dr. Mu is a founder of the Company and has been Chairman and CEO since its inception in September 1998. Dr. Mu is the Managing Director of Capital Bridge Investment Ltd., a Chinese company specializing in mergers, acquisitions and distressed debt financing in China, since August 2003. Since 1996, Dr. Mu has served as Chairman of the Board of Beijing Marrison World Business Information Systems Company, a computer systems integrator in China, in which Dr. Mu is also a majority shareholder. He was Vice-Chairman of Jinpan International Ltd., an AMEX listed company, between August 1997 to December 1999. From February 1995 to August 1998, Dr. Mu was President of Patron America Inc., a financial advisory company. From September 1993 to January 1995, he served as Vice President of Investment Banking for Salomon Brothers in Hong Kong. Prior to joining Salomon, he was an Assistant Professor at the Lyndon Johnson School, the University of Texas at Austin, from 1991 to 1993. Dr. Mu holds a Masters in Econometrics and a Ph.D. in Planning and Development Finance, both from the University of North Carolina at Chapel Hill. He has a B.S. degree in Urban Planning from Nanjing University.

MR. BRUCE A. COLE, VICE CHAIRMAN AND PRESIDENT - Mr. Cole has been involved with the Company since its inception, and has served as a Director of the Company since January 1999 and became Vice Chairman in December 2001. He is Vice Chairman of Morgan Stern Merchant Bank, with offices in Beijing, Hong Kong and the U.S. He is a managing member of Morgan Stern Realty Holdings, LLC, which owns commercial property in Texas. Mr. Cole is also Vice Chairman of Ramwell Industrial Limited, an engineering and equipment manufacturing company with offices in China and the U.S. From 1996 to 1999, Mr. Cole was the President and a member of the Board of Directors of National Information Group and its five subsidiaries, a publicly traded company in the US with over 1,000 employees. In May 1999, National merged with First American Financial Corp., a NYSE listed company. From 1994 to 1996, Mr. Cole served as Executive Vice President and General Counsel at J.B. Oxford Holdings. He served as Special Counsel at Rubenstein & Perry from 1991-1994 where he managed assets of distressed companies and completed numerous corporate restructurings transactions involving the $2 billion conservation proceedings of Executive Life Insurance Company. Mr. Cole was the founding member and President of a San Francisco based law firm from 1981-1990. Mr. Cole has been active in business in China since 1985, first as a lawyer and then as a businessman. Mr. Cole has served on a number of corporate boards, both public and private. Mr. Cole earned a Bachelor of Arts degree from UCLA and a Juris Doctor degree from the University of San Francisco.

MR. JUNICHI GOTO, DIRECTOR - Mr. Goto has been the chairman and chief executive officer of Go-To-Asia Investment Limited. Mr. Goto served as the president and chief executive officer of Softbank China Venture Investments Limited from July 1999 to June 2001. Prior to that, he worked in the finance industry for over 20 years, including serving as managing director and chief executive officer of Nomura China Venture Investments Limited from April 1996 to July 1999 and serving as managing director of China Investment Banking Department of Nomura International (Hong Kong) Limited from 1992 to 1996. Mr. Goto holds a Bachelor's degree in economics from the University of Tokyo.

MR. REGIS KWONG, DIRECTOR - Mr. Kwong has worked for several major US based global telecom services providers for over 18 years. During 1995 to 1997, he worked for GTE (now Verizon) China as head of operations. From 1997 to 1999, he served as Vice President and General Manager for its China operations. After leaving GTS, Mr. Kwong founded Terremark Asia to provide internet messaging and Internet Exchange services in China. Terremark was later listed on the AMEX. Since 2000, he has been the Managing Director for China Consolidated Investment Firm. Mr. Kwong holds a Bachelor and Master's degree in Computer Engineering from California Polytechnic University as well as an MBA from Rutgers University.

MR. PETER WANG, DIRECTOR - Mr. Wang was Executive Vice President and Director of Unitech Telecom (now named UTStarcom, NASDAQ: UTSI) and co-founded US World Communications Group, Inc., United Medical Group, and World PCS, Inc. Mr. Wang also worked at AT&T Bell Labs and Racal-Milgo Information System on Network Evolution Planning. He was elected Deputy Chairman of the Association of Privately Owned High-tech Enterprises in China. Mr. Wang has a BS in Computer Science and a MS in Electrical Engineering from University of Illinois as well as an MBA in Marketing from Southeast-Nova University.

MR. JONATHAN CHAN, TREASURER AND CHIEF FINANCIAL OFFICER - Mr. Chan is currently an Associate Director of Go-To-Asia Investment Limited responsible for venture capital investment activities in the Greater China Region. Previously, he served as a manager in charge of venture capital investment for Softbank China Venture Investments Limited. Mr. Chan also has over 6 years of experience in accounting and corporate finance, he worked for Ernst & Young in Hong Kong where he was responsible for auditing, due diligence review, corporate valuations, corporate restructuring and initial public offerings of PRC enterprises. Mr. Chan holds a Bachelor of Commerce degree in Accounting and Computer Information System from the University of New South Wales, Australia. He is an associated member of the Hong Kong Institute of Certified Public Accountants (formerly known as Hong Kong Society of Accountants) and a member of CPA Australia.

      The Board has determined that the members of the Audit Committee of the Company shall be Messrs. Goto, Kwong and Wang. The Board has not yet determined which additional Board committees will be formed or which Board members will comprise those committees. Upon such determination, the Company shall file an amendment to this Form 8-K. There have been no transactions to which the Company or any of its subsidiaries was or is to be a party, in which any of the new directors or officers had, or will have a direct or indirect material interest.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

      ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial statements of business acquired.

      Audited consolidated financial statements of the Company as of December 31, 2002 and 2003.

      (b) Pro forma financial information.

      Unaudited pro forma consolidated financial statements of the Company as at September 30, 2004 are hereby attached.

(c) Exhibits.

2.1 Share Exchange Agreement by and between General Components, Inc., a Nevada corporation and General Components, Inc., a Cayman Islands corporation dated September 24, 2004 is incorporated by reference on the Periodic Report filed on Form 8-K on September 24, 2004.

2.2 Stock Purchase Agreement by and among General Components, Inc. and certain investors listed on Exhibit A dated September 24, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, General Components, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            GENERAL COMPONENTS, INC.

Date:  November 30, 2004                By:/s/ Bruce A. Cole
                                           ------------------------------------
                                                Bruce A. Cole
                                                President

                            GENERAL COMPONENTS, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
          AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 (UNAUDITED)

                            GENERAL COMPONENTS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




                                                                      Page
Report of Independent Registered Public Accounting Firm                F1
Consolidated Balance Sheets                                            F2
Consolidated Statements of Operations                                  F3
Consolidated Statements of  Shareholders' Equity                       F4
Consolidated Statements of Cash Flows                                  F5
Notes to Consolidated Financial Statements                           F6-F16

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and the Board of Directors of GENERAL COMPONENTS, INC.

We have audited the accompanying consolidated balance sheets of GENERAL COMPONENTS, INC. and subsidiaries (the "Company") as of December 31, 2002 and
2003, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GENERAL COMPONENTS, INC. and subsidiaries as of December 31, 2002 and 2003, and the consolidated results of their operations and their cash flows for each of the two years ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

                                                   /s/ BDO McCabe Lo & Company
                                                   -----------------------------
                                                       BDO McCabe Lo & Company

Hong Kong, November 19, 2004

                            GENERAL COMPONENTS, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31         SEPTEMBER 30
                                                               2002          2003          2004
                                                            ----------    ----------    ----------
                                                                                       (UNAUDITED)
                                                                US$           US$          US$
                                     ASSETS
Current assets:
  Cash and cash equivalents                                  1,818,432       773,431     1,616,445
  Restricted cash                                              600,000       659,000            --
  Bills receivable                                                  --        37,087            --
  Accounts receivable                                        1,416,701     1,622,330       281,777
  Inventories (note 3)                                         557,676       501,502       570,201
  Prepaid expenses and other current assets                    177,042        68,363        91,705
                                                            ----------    ----------    ----------
               Total current assets                          4,569,851     3,661,713     2,560,128
Property, plant and equipment-net (note 4)                     265,216       203,000       153,034
Investment in and advances to equity  investee  (note 5)     1,807,470     1,452,578     1,288,783
Amounts due from an affiliate (note 11)                        500,000       500,000       500,000
Intangible assets (note 6)                                      53,771        40,271        30,146
                                                            ----------    ----------    ----------
               Total assets                                  7,196,308     5,857,562     4,532,091
                                                            ==========    ==========    ==========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term bank loans (note 7)                               578,313       626,506            --
  Accounts payable                                             551,578     1,565,087       201,248
  Accrued payroll and employee benefits                          8,648         8,971        11,326
  Customer deposits                                             45,251        17,857        10,570
  Other accrued liabilities (note 8)                           293,572       403,740       357,473
  Amount due to holding company (note 11)                           --            --     1,750,000
  Amount due to an affiliate (note 11)                       2,450,000            --            --
  Amount due to a director (note 11)                            31,783        24,410        50,000
  Convertible loans (note 10)                                1,000,000     1,000,000            --
  Income taxes payable                                          10,449        10,449        10,449
                                                            ----------    ----------    ----------
               Total current liabilities                     4,969,594     3,657,020     2,391,066

Commitments and contingencies (note 12)

Shareholders' equity:
  Common shares, par value $0.01 per share;
    authorized 20,000,000 shares, shares issued and
    outstanding September 30, 2004 - 12,963,401 shares;
    December 31, 2002 and 2003 - 10,000,000 shares             100,000       100,000       129,634
  Preferred "A"  shares, par value $0.01 per share;
    authorized 10,000,000 shares, shares issued and
    outstanding  September 30, 2004 - nil; December 31,
    2002 and 2003 - 1,142,860 shares                            11,429        11,429            --
Additional paid in capital                                   4,472,118     4,472,118     5,639,864
Accumulated losses                                          (2,356,833)   (2,383,005)   (3,628,473)
                                                            ----------    ----------    ----------
               Total shareholders' equity                    2,226,714     2,200,542     2,141,025
                                                            ----------    ----------    ----------
               Total liabilities and shareholders' equity    7,196,308     5,857,562     4,532,091
                                                            ==========    ==========    ==========


See accompanying notes to consolidated financial statements.

                            GENERAL COMPONENTS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          YEAR ENDED                 NINE MONTHS ENDED
                                                          DECEMBER 31                  SEPTEMBER 30
                                                     2002           2003          2003           2004
                                                 -----------    -----------    -----------    -----------
                                                                               (UNAUDITED)    (UNAUDITED)
                                                      US$            US$           US$            US$
Net sales                                          1,223,284      8,029,472      3,212,333      1,372,789

Cost of sales                                     (1,017,153)    (6,377,809)    (2,725,955)    (1,038,704)
                                                 -----------    -----------    -----------    -----------
Gross profit                                         206,131      1,651,663        486,378        334,085

Selling, general and administrative expenses      (1,507,981)    (1,073,197)      (823,783)    (1,006,891)
Research and development costs                      (214,298)      (572,825)      (100,540)      (370,000)
                                                 -----------    -----------    -----------    -----------
Operating income/(losses)                         (1,516,148)         5,641       (437,945)    (1,042,806)

Other income/(expenses)
    Sales of machineries                           5,230,000         90,738             --             --
    Cost of sales of machineries                  (5,000,000)       (74,730)            --             --
    Interest expenses                               (102,495)      (103,727)       (75,952)       (43,069)
    Interest income                                   13,954         12,384          9,503          3,943
    Share of gains/(losses) of equity investee        77,470         39,108         29,331       (163,795)
    Others, net                                       44,153          4,414          3,300            259
                                                 -----------    -----------    -----------    -----------
    Total other income/(expenses), net               263,082        (31,813)       (33,818)      (202,662)
                                                 -----------    -----------    -----------    -----------
Loss before income taxes                          (1,253,066)       (26,172)      (471,763)    (1,245,468)

Income taxes (note 9)                                     --             --             --             --
                                                 -----------    -----------    -----------    -----------
Net loss                                          (1,253,066)       (26,172)      (471,763)    (1,245,468)
                                                 ===========    ===========    ===========    ===========

Net loss per share
- basic and diluted                                    (0.13)         (0.00)         (0.05)         (0.12)
                                                 ===========    ===========    ===========    ===========

Weighted average common shares outstanding
- basic and diluted                               10,000,000     10,000,000     10,000,000     10,746,939
                                                 ===========    ===========    ===========    ===========



          See accompanying notes to consolidated financial statements.

                            GENERAL COMPONENTS, INC.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                     COMMON SHARES          PREFERRED "A" SHARES
                               --------------------------------------------------
                                                                                      ADDITIONAL                    SHARE-
                                  SHARES                    SHARES                     PAID-IN      ACCUMULATED    HOLDERS'
                               OUTSTANDING     AMOUNT     OUTSTANDING     AMOUNT       CAPITAL         LOSSES       EQUITY
                                ----------   ----------   ----------    ----------    ----------    ----------    ----------
                                                 US$                        US$          US$            US$           US$

Balance at December 31, 2001    10,000,000      100,000    1,142,860        11,429     4,472,118    (1,103,767)    3,479,780

Net loss                                --           --           --            --            --    (1,253,066)   (1,253,066)
                                ----------   ----------   ----------    ----------    ----------    ----------    ----------
Balance at December 31, 2002    10,000,000      100,000    1,142,860        11,429     4,472,118    (2,356,833)    2,226,714

Net loss                                --           --           --            --            --       (26,172)      (26,172)
                                ----------   ----------   ----------    ----------    ----------    ----------    ----------
Balance at December 31, 2003    10,000,000      100,000    1,142,860        11,429     4,472,118    (2,383,005)    2,200,542

Conversion of convertible
  loans to common shares           677,686        6,777           --            --     1,179,174            --     1,185,951

Conversion  of Preferred "A"
   shares to common shares       2,285,715       22,857   (1,142,860)      (11,429)      (11,428)           --            --

Net loss (unaudited)                    --           --           --            --            --    (1,245,468)   (1,245,468)
                                ----------   ----------   ----------    ----------    ----------    ----------    ----------
Balance at September 30, 2004   12,963,401      129,634           --            --     5,639,864    (3,628,473)    2,141,025
                                ==========   ==========   ==========    ==========    ==========    ==========    ==========


          See accompanying notes to consolidated financial statements.

                            GENERAL COMPONENTS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        YEAR ENDED                NINE MONTHS ENDED
                                                                        DECEMBER 31                 SEPTEMBER 30
                                                                    2002           2003          2003         2004
                                                                 ----------    ----------    ----------    ----------
                                                                                             (UNAUDITED)   (UNAUDITED)
                                                                     US$           US$           US$           US$
Cash flows from operating activities
  Net loss                                                       (1,253,066)      (26,172)     (471,763)   (1,245,468)
  Adjustment to reconcile net loss to net cash used
     in operating activities:
  Depreciation and amortization                                      74,118        80,866        60,750        60,077
  Loss on sale of property, plant and equipment                       1,142           386           386         1,844
  Adjustment to reverse effect of write-up
   of technology rights                                             (77,470)     (154,940)     (116,205)     (116,205)
  Unrealized gain from sales of goods to equity investee             20,000         4,000         4,000            --
  Loss of an equity investee                                             --       115,832        86,874       280,000
  Changes in operating assets and liabilities:
     Accounts receivable                                           (436,812)     (205,629)   (1,165,855)    1,340,553
     Amount due from an affiliate                                   991,909            --            --            --
   Amount due from a director                                            --            --      (384,560)           --
     Bills receivable                                                    --       (37,087)           --        37,087
     Inventories                                                   (179,145)       56,174        46,463       (68,699)
     Prepaid expenses and other current assets                      153,527       108,679        15,758       (23,342)
     Accounts payable                                              (259,649)    1,013,509     3,140,693    (1,363,839)
     Accrued payroll and employee benefits                           (1,071)        1,430        (2,355)
                                                                                                                  323
     Customer deposits                                               45,252       (27,394)      (14,336)       (7,287)
     Other accrued liabilities                                     (468,616)       99,127       144,394
                                                                                                              110,168
     Amounts due to director                                             --            --        54,676        25,590
     Amount due to an affiliate                                   2,486,236    (2,457,373)   (2,450,000)           --
                                                                 ----------    ----------    ----------    ----------
Net cash from/(used in) operating activities                      1,096,355    (1,418,658)   (1,092,562)     (937,650)
                                                                 ----------    ----------    ----------    ----------
Cash flows from investing activities
  Purchase of property, plant and equipment                        (138,271)       (6,254)       (3,715)       (1,830)
  Proceeds from sale of property, plant and equipment                 1,717           718           718            --
  Payment to an affiliate                                          (500,000)           --            --            --
  Payment to an equity investee                                  (1,750,000)           --            --      (120,482)
  Loan from an equity investee                                           --       390,000       390,000       120,482
                                                                 ----------    ----------    ----------    ----------
Net cash from/(used in) investing activities                     (2,386,554)      384,464       387,003        (1,830)
                                                                 ----------    ----------    ----------    ----------
Cash flows from financing activities
  Proceeds from bank loans                                          915,663       530,120            --            --
  Repayment of bank loans                                          (626,507)     (481,927)      (96,385)     (626,506)
  Proceeds from convertible loans                                   500,000            --            --            --
   (Increase)/decrease in restricted cash                          (300,000)      (59,000)     (356,377)      659,000
  Loan from holding company                                              --            --            --     1,750,000
                                                                 ----------    ----------    ----------    ----------
Net cash from/(used in) financing activities                        489,156       (10,807)     (452,762)    1,782,494
                                                                 ----------    ----------    ----------    ----------

Net increase/(decrease) in cash and cash equivalents               (801,043)   (1,045,001)   (1,158,321)      843,014
Cash and cash equivalents, beginning of period                    2,619,475     1,818,432     1,818,432       773,431
                                                                 ----------    ----------    ----------    ----------
Cash and cash equivalents, end of period                          1,818,432       773,431       660,111     1,616,445
                                                                 ==========    ==========    ==========    ==========
Supplementary disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                        102,495       103,727        75,952        43,069
    Income taxes                                                         --            --            --            --
                                                                 ==========    ==========    ==========    ==========
Supplementary disclosures of significant non-cash transaction:
    Conversion of  convertible  loans and accrued loan
      interest to common shares                                          --            --            --     1,185,951
    Conversion of Preferred "A" shares to common shares                  --            --            --        22,857
    Cancellation of Preferred "A" shares                                 --            --            --       (11,429)
                                                                 ==========    ==========    ==========    ==========

          See accompanying notes to consolidated financial statements.

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


1.  ORGANIZATION AND BASIS OF FINANCIAL STATEMENTS

         General Components, Inc. ("the Company") is a limited liability company registered under the laws of the Cayman Islands. The Company was incorporated in the Cayman Islands on January 20, 2000 under the name of Reachhome.com Inc..

         On January 29, 2000, the Board of Directors of the Company passed a resolution to enter into share exchange agreements with all the shareholders of Tianhu International Limited ("Tianhu"), which was incorporated in the British Virgin Islands with limited liability and was majority owned by the major shareholder of the Company. Pursuant to the share exchange agreements, the equity owners of Tianhu transferred all their equity interest in Tianhu to the Company in exchange for a total of 9,499,999 shares at par value of $0.01 each of the Company. As a result, the number of shares issued by the Company increased from 1 share to 9,500,000 shares. Forming part of the above group reorganization, the said resolution also resolved the entering into of another share exchange arrangement between the Company and Hughes Industrial Limited ("Hughes"), the minority shareholder of a subsidiary of Tianhu. The Company further issued 500,000 shares to Hughes in exchange for the remaining shares of the subsidiary. After this share exchange all the subsidiaries became wholly owned. Being similar to a group reorganization entered into among entities under common control, the uniting of interests method was adopted by the Company in consolidating the historical financial statements of Tianhu and its subsidiaries. As a result of this reorganisation the number of shares, of par value $0.01 per share, issued by the Company became 10,000,000 with issuing price of $0.07 per share. Tianhu was dissolved on February 6, 2001.

         On May 5, 2001 the Company changed its name from Reachhome.com Inc., to General Components, Inc.

         In 2001, the financial year-end date of the Company was changed from January 31 to December 31 so that the preparation of financial information is better coordinated with the annual corporate and strategic planning of the Company.

         The principal activity of the Company and its subsidiaries is to provide broadband technology for the "Last Mile" market. The Company's products are produced by OEM manufacturers and sold under the "General Components" and "Reachhome" brands. The Company has also developed plastic optical fiber ("POF") cable technology and related networking equipment. The Company has filed patents in the USA and Asia on its proprietary POF technology, related manufacturing process and production machinery. The Company currently offers a wide range of entry-level to high-end modular, upgradeable systems in the last mile broadband connectivity market. It also licenses its POF technology and manufacturing process to and procures the production machinery for selected partner customers.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of consolidation-The consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America, include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. Intercompany balances, transactions and cash flows are eliminated on consolidation.

         Intangible assets- Patents are measured initially at cost and amortized in a straight-line basis over their estimated useful lives, which is on average five years.

         Cash and cash equivalents-Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

         Inventories-Inventories are stated at the lower of cost or market. Cost, which comprises direct materials and other direct costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average method.

         Property, plant and equipment-Property, plant and equipment are stated at cost including the cost of improvements. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided on the straight line method based on the estimated useful lives of the assets as follows:

Furniture, fixtures and equipment                   5 - 7 years
Motor vehicles                                      5 years
Leasehold improvements                              Over the lease term

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         Valuation of long-lived assets-The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

         Revenue recognition-Sales of goods are recognized when goods are delivered and title of goods sold has passed to the purchaser. Revenue from license to technology right is generally recognized as deliveries are made or at the completion of contractual billing milestones.

         Comprehensive income-The comprehensive income of the Company for the years ended December 31, 2002 and 2003 and for the nine months ended September 30, 2003 and 2004 was represented by the net income of the respective periods.

         Income taxes-Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enabled at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

         Foreign currency translation-The Company's financial statements and underlying records are prepared and maintained in United States Dollars ("US$"). Transactions in foreign currencies during the year are translated into US$ at the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into US$ at the exchange rates prevailing at that date. Non-monetary assets and liabilities are stated at historical rates. All exchange differences are dealt with in the income statement.

         On consolidation, the financial statements of subsidiaries are translated from Hong Kong dollars and Renminbi, being the functional currencies of all of the Company's subsidiaries, into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation". Accordingly all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates and all income and expenditure items are translated at the average rates for each of the years. The exchange rate between the Hong Kong dollar/ Renminbi and the U.S. dollar and used for the years ended December 31, 2002, 2003, and nine months ended September 30, 2003 and 2004 were HK$7.80 to $1.00 and RMB8.3 to $1.00, respectively.

         Post-retirement  and  post-employment   benefits-The  Company  and  its
subsidiaries contribute to a state pension scheme in respect of its PRC employees and a mandatory provident fund scheme in respect of its Hong Kong employees. Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

         Stock-based compensation-SFAS No. 123 "Accounting for Stock-Based Compensation" allows companies which have stock-based awards to employees to adopt a new fair value basis of accounting for stock options and other equity instruments or to continue to apply the existing accounting rules under Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees", but with additional financial statement disclosure.

         The Company accounts for its stock-based awards to employees using the minimum value method in accordance with APB No. 25, SFAS No.123 requires the disclosure of pro forma net income and net income per share as if the Company had adopted the fair value method, as follows:

                                                 Year ended             Nine months ended
                                                 December 31               September 30
                                              2002         2003         2003         2004
                                                                     (unaudited)  (unaudited)
                                              US$           US$          US$          US$
Net loss:
  As reported                              (1,253,066)     (26,172)    (471,763)  (1,245,468)
  Pro forma                                (1,601,291)     (26,172)    (471,763)  (1,245,468)
                                          ------------- ------------ ------------ ------------
Stock-based employee compensation cost,
  net of tax                                  348,225           --           --            --

Basic and diluted net loss per share:
  As reported                                   (0.13)       (0.00)       (0.05)       (0.12)
  Pro forma                                     (0.16)       (0.00)       (0.05)       (0.12)

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         The fair market value of options granted in the year ended December 31, 2002 was estimated to be approximately US$1.74 per share using the Black-Scholes option pricing method with the following assumptions:

                                                                    2002

Risk-free interest rate                                              3.00%
Expected life of options                                           4 years
Expected volatility                                                     0%
Expected dividend yield                                                 0%


         Net loss per share-Basic net loss per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per share gives effect to all dilutive potential common shares outstanding during the period. The weighted average number of common shares outstanding is adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. In computing the dilutive net income per share, the average stock price for the period is used in determining the number of shares assumed to be reacquired under the treasury stock method from the exercise of stock.

         Basic and diluted net loss per share calculated in accordance with SFAS No. 128, "Earnings Per Share", are reconciled as follows:

                                                            Year ended             Nine months ended
                                                            December 31               September 30
                                                      2002            2003         2003         2004
                                                                                (unaudited)  (unaudited)
Net loss                                        US$   (1,253,066)     (26,172)    (471,763)  (1,245,468)
                                                ================= ============= ============ ============
Basic and diluted net loss per share            US$       (0.13)        (0.00)       (0.05)       (0.12)
                                                ================= ============= ============ ============
Basic and diluted weighted average common
      shares outstanding                              10,000,000    10,000,000   10,000,000   10,746,939
                                                ================= ============= ============ ============

         The effect of exercise of the Company's outstanding options are not included as their effect is anti-dilutive. The number of dilutive common shares that would be added to the weighted average common stock outstanding if their effect was not anti-dilutive is 5,170,401 for the years ended December 31, 2002, 2003 and nine months ended September 30, 2003 and nil for nine months ended September 30, 2004.

         Use of estimates- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Recent changes in accounting standards - In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS 150). SFAS 150 established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company's adoption of this standard did not have an effect on its consolidated financial statements.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" that amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. With certain exceptions, SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designed after June 30, 2003. The Company's adoption of this standard did not have a material impact on its financial position or results of operations.

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -CONTINUED

         In December 2003, the FASB issued Interpretation No. 46R, a revision to Interpretation No. 46, "Consolidation of Variable Interest Entities", which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. Interpretation No. 46R clarifies some of the provisions of Interpretation No. 46 and exempts certain entities from its requirements. Interpretation No. 46R is effective at the end of the first interim period ending December 15, 2004. Management does not expect the adoption of this interpretation to have a material impact on the Company's financial position or results of operations.

         In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity to decide whether to consolidate that entity. This Interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN 46 is effective immediately for variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. The Company's adoption of this interpretation did not have a material impact on its financial position or results of operations.

         In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires a guarantor to recognize, at the inception of a qualified guarantee, a liability for fair value of the obligation undertaken in issuing the guarantee. FIN 45 is effective on a prospective basis for qualified guarantees issued or modified after December 31, 2002. Management does not expect the adoption of this Interpretation to have a material impact on the Company's financial position or results of operations.

3.  INVENTORIES

         Inventories by major categories are summarized as follows:

                                                             December 31          September 30
                                                           2002         2003          2004
                                                                                  (unaudited)
                                                           US$          US$           US$
Finished goods                                            583,471       561,369      654,165
Less: Allowances for slowing moving items                 (25,795)     (59,867)      (83,964)
                                                       ------------- ----------- ---------------
                                                          557,676       501,502      570,201
                                                       ============= =========== ===============

4.  PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consists of the following:

                                                             December 31          September 30
                                                           2002         2003          2004
                                                                                  (unaudited)
                                                           US$          US$           US$
At cost:
Furniture, fixtures and equipment                           270,847     265,445      262,989
Motor vehicles                                               93,860      93,860       93,860
Leasehold improvements                                       46,128      18,776       18,776
                                                       ------------- ----------- ---------------
Total                                                       410,835     378,081      375,625

Less: accumulated depreciation and amortization             145,619     175,081      222,591
                                                       ------------- ----------- ---------------
Net book value                                              265,216     203,000      153,034
                                                       ============= =========== ===============

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


5.  INVESTMENT IN AND ADVANCES TO EQUITY INVESTEE

                                                             December 31          September 30
                                                           2002         2003          2004
                                                                                  (unaudited)
                                                           US$          US$           US$
Investment cost                                                  -            -            -
Amount due from an equity investee                       1,750,000    1,360,000    1,360,000
Elimination of profits and share of profit (losses)         57,470       92,578      (71,217)
                                                       ------------- ----------- ---------------
                                                         1,807,470    1,452,578    1,288,783
                                                       ============= =========== ===============

         The Company holds a 20% equity interest in Nottingham Optical Technology Company Limited ("Nottingham"), a Sino-foreign joint venture established in the PRC for the purpose of production of POF products. The consideration for the equity interest was satisfied by means of a transfer of license to technology right - at a recognized capital contribution value of US$1,549,398. Since the technology right represents self-generated development costs, it has been expensed as incurred in the Company's financial statements. Accordingly, the investment cost of the Company for the establishment of Nottingham was assigned with a zero value. The Joint
Venture agreement specifies that the Company is responsible for establishing the POF production line. The Company has employed Ramwell Industrial Limited to set up the production line. Refer to note 11 - Related Party Transactions for details.

         Nottingham has not recorded any sales as of September 30, 2004.

         The amount due from an equity investee is unsecured, interest free and with no fixed repayment terms.

6.  INTANGIBLE ASSETS

                                                December 31          September 30
                                              2002         2003          2004
                                                                     (unaudited)
Patents:                                      US$          US$           US$

At cost                                         67,373      67,373       67,373
Less: accumulated amortization                  13,602      27,102       37,227
                                          ------------- ----------- ---------------
Net book value                                  53,771      40,271       30,146
                                          ============= =========== ===============


7.  SHORT-TERM BANK LOANS

                                                December 31          September 30
                                              2002         2003          2004
                                                                     (unaudited)
                                              US$          US$           US$
Bank loans repayable within one year           578,313     626,506           --
                                          ============= =========== ===============
Original currency in Chinese Renminbi        4,800,000   5,200,000           --
                                          ============= =========== ===============
Fixed deposit placed with bank                 600,000     659,000           --
                                          ============= =========== ===============

         The average per annum interest rates paid for the years ended December 31, 2002, 2003 and nine months ended September 30, 2003 and 2004 were 5.21%, 5.23%, 5.20% and nil, respectively.

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


8.  OTHER ACCRUED LIABILITIES

         Other accrued liabilities consist of the following:

                                            December 31          September 30
                                          2002         2003          2004
                                                                 (unaudited)
                                          US$          US$           US$

Value added tax payable                    171,703     171,548         201,657
Accrued expenses                           121,869     232,192          70,816
Others                                          --          --          85,000
                                      ------------- ----------- ---------------
                                           293,572     403,740         357,473
                                      ============= =========== ===============


9.  INCOME TAXES

         CAYMAN ISLANDS

         The Company is incorporated in the Cayman Islands and, under the current laws of the Cayman Islands, is not subject to income taxes.

         UNITED STATES

         General Components, Inc. (New Jersey), a wholly owned subsidiary of the Company, is incorporated in the United States of America and is subject to United States of America tax law. No provision for income taxes has been made for this subsidiary as it has no taxable income for the year/period. The applicable federal income tax rate for both of the years ended December 31, 2002, 2003 and nine months ended September 30, 2003 and 2004 is 34%.

         PEOPLE'S REPUBLIC OF CHINA

         General Components, Inc. (Beijing), a wholly owned subsidiary of the Company, is incorporated in the People's Republic of China ("PRC"). According to relevant PRC tax regulations, High and New Technology Enterprises operating within a New Technology Development Zone are entitled to a reduced Enterprise Income Tax ("EIT") rate of 15%. The subsidiary is recognised as a High and New Technology Enterprise and accordingly is subject to EIT of 15%. Under the same incentive scheme, the subsidiary is entitled to a full exemption from EIT for each of the years ended December 31, 2000, 2001 and 2002. The subsidiary is further entitled to 50% reduction for EIT for 3 years from January 1, 2003 to December 31, 2005. No provision for EIT has been made as the subsidiary has incurred a loss for the years ended December 2002, 2003 and nine months ended September 30, 2003 and 2004.

         HONG KONG

         General Components Limited, a wholly owned subsidiary of the Company, is incorporated in Hong Kong and is subject to Hong Kong profits tax law. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. No provision for profits tax has been made as the subsidiary has no taxable income for the year/period. The applicable statutory tax rate for the years ended December 31, 2002, 2003 and nine months ended September 30, 2003 and 2004 are 16%, 17.5%, 17.5% and 17.5%, respectively.

         As a result, for the years ended December 31, 2002, 2003 and nine months ended September 30, 2003 and 2004, there is no provision for income taxes for the Company on a consolidated basis.

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


9.  INCOME TAXES - CONTINUED

         A reconciliation between the provision for income taxes computed by applying the statutory tax rate in the PRC, the tax jurisdiction in which the principal subsidiary of the Company is located, to income before income taxes and the actual provision for income taxes is as follows:

                                                                   Year ended              Nine months ended
                                                                  December 31                September 30
                                                               2002          2003          2003         2004
                                                                                       (unaudited)   (unaudited)
                                                               US$           US$           US$           US$
Tax calculated at PRC subsidiary domestic statutory
   rate of 33%                                               (413,512)       (8,637)     (155,682)     (411,004)
Effect of different tax rates in various jurisdictions        135,545      (158,559)       43,878       263,215
Tax holidays and concessions                                  132,441       101,151        65,783        49,415
Tax effect of expenses not deductible for tax purpose           5,825           146            --            --
Tax effect of revenue not subject to tax                      (25,573)      (52,234)      (38,348)      (38,349)
Increase/(decrease) in valuation allowances                   125,219        78,588        36,508        44,323
Tax effect of share of unused tax losses of an
   equity investee                                                 --        38,225        46,539        92,400
Others                                                         40,055         1,320         1,322            --
                                                           ------------- ------------- ------------- ------------
                                                                   --            --            --            --
                                                           ============= ============= ============= ============


         The amount of unrecognized deferred tax assets is as follows:

                                                                   Year ended              Nine months ended
                                                                  December 31                September 30
                                                               2002          2003          2003         2004
                                                                                       (unaudited)   (unaudited)
                                                               US$           US$           US$           US$
Future benefit of tax losses                                  223,041       294,056         269,580      349,100
Depreciation on property, plant and equipment
   in excess of related tax allowances                          3,612         4,295          4,095         4,190
Temporary differences in recognition of sales                (102,943)      (75,641)       (86,696)     (97,175)
Temporary differences in recognition of cost of sales          47,128        14,490         40,223        25,410
Temporary differences in treatment of development  costs       13,818        29,136          9,502        26,081
Change in tax rate of a subsidiary                                 --         1,632             --            --
Others                                                         (8,871)       (8,051)        (6,102)        (811)
                                                           ------------- ------------- ------------- ------------
Net deferred tax assets                                       175,785       259,917        230,602       306,795
Valuation allowance for net deferred tax assets              (175,785)     (259,917)      (230,602)     (306,795)
                                                           ------------- ------------- ------------- ------------
Net deferred tax assets                                            --            --             --            --
                                                           ============= ============= ============= ============

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


10.  CONVERTIBLE LOANS

         As at December 31, 2002 and 2003 and September 30, 2004, convertible loans outstanding are as follows:

                                     DECEMBER 31, 2002          DECEMBER 31, 2003          SEPTEMBER 30, 2004
                                 -------------------------- -------------------------- ---------------------------
                                          ANNUAL                      ANNUAL                     ANNUAL
                                         INTEREST                    INTEREST                   INTEREST
                                 DUE DATE  RATE   BALANCE    DUE DATE  RATE   BALANCE  DUE DATE   RATE   BALANCE
                                 -------------------------- ------------------------------------------------------
                                                                                                       (UNAUDITED)
                                                    US$                         US$                       US$
China Enterprise Investments
   No. 12  Limited (formerly
   known as Softbank China
   Venture  Investments (No.12)   Apr 27,   8%    500,000     Apr 27,   8%    500,000     --      --      --
   Limited) ("China Enterprise")   2003                        2004

Japan-China Investment No. 2      Oct 9,                      Oct 9,
  Limited  ("Japan-China")         2003     8%    500,000      2004     8%    500,000     --      --      --
                                                -----------                 ----------                 -----------
                                                1,000,000                   1,000,000                     --
                                                ===========                 ==========                 ===========

         Under the agreements of above loans, the lenders have the right to convert the outstanding balance prior to the due date into Preferred "A" shares of the Company as and when there are other investors subscribing for shares in the Company for an aggregate amount of at least US$3,000,000 and US$1,000,000 for the loan due to China Enterprise and Japan-China, respectively. The number of shares to be converted by the lenders shall be based on the lowest valuation of shares subscribed by other investors on or before the conversion date. In the event that no other investor subscribes for shares in the Company prior to the due date, China Enterprise shall have the right to elect to subscribe for fully paid shares on the basis of a valuation of $19,500,000 on the due date. As for Japan-China, in all other cases, the number of shares to be converted shall be subscribed for on the basis of US$1.75 per share.

         During the period ended September 30, 2004, supplementary agreements have been signed between the Company and the lenders. According to the supplementary agreements, in the event of listing of the borrower, the loan and accrued interest would be converted into common shares of the Company on the basis of US$1.75 per common share. Both China Enterprise and Japan-China have exercised their rights in accordance with the supplementary agreements. All convertible loans together with the accrued loan interest of US$185,951 have been converted into common shares at US$1.75 per share.

11.  RELATED PARTY TRANSACTIONS

         During the year ended December 31, 2003 and period ended September 30, 2004, the Company sold goods to Beijing Marrison World Business Information Company Limited for US$61,554 and US$214,208 respectively. Mr. Simon Mu, director of the Company, has a controlling interest in Beijing Marrison World Business Information Company Limited.

         During the year ended December 31, 2002, the Company purchased certain POF production equipment from Ramwell Industrial Limited at a price of US$5,000,000 for trading purpose, which was partly settled and an amount of
US$2,450,000 was remained outstanding at December 31, 2002. Part of the production equipment with cost of US$2,350,000 were sold to Nottingham International Limited ("NIL") for US$2,500,000. NIL holds a 40% equity interest in Nottingham. The remaining equipment with cost of US$2,650,000 were sold to Nottingham at US$2,750,000. For the equipment sold to Nottingham, 20% of unrealized gain amounting to US$20,000 has been eliminated on consolidation.

         The amount of US$500,000 due from NIL represents sales of machineries by the Company in 2002 which amount remains outstanding at September 30, 2004. The amount is interest-free, unsecured and without fixed terms of repayment.

         In November 2002, the Company licensed the rights to use the POF technology to Nottingham in exchange for a 20% equity interest in Nottingham with an ascribed capital amount of US$1,549,398. No value for this investment is recorded in the balance sheet.

         During the year ended December 31, 2003, the Company sold a set of plant and equipment to Nottingham at a consideration of US$94,738. An unrealized gain of US$4,000 from the sale of plant and equipment has been eliminated on consolidation.

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


11.  RELATED PARTY TRANSACTIONS - CONTINUED

         The Company paid consultancy service fees to Ramwell Industrial Limited starting from September 2001 at a monthly payment of US$10,000 till April 2002, and a sum of US$20,000 was paid in May 2002 for the provision of installation and engineering services of the POF production lines for Nottingham. The service contract period was extended and additional amounts of US$48,000 and US$70,000 were paid during the year ended 2002 and 2003, respectively, owing to the extension of installation and engineering work of the POF production lines, including utilizing the best design and manufacturing process, setting up the quality system and quality assurance system, recruiting and training up the key technical personnel, preparing full set of technical documents and operating manuals, and so on. In addition, a sum of US$450,000 was paid in December 2003 and a sum of US$370,000 was paid in the period ended June 30, 2004 as compensation for services in accordance with the contract signed in 2001 for future maintenance and engineering consulting services, including improving the POF production, reviewing the quality system and quality assurance system and so on. Mr. Bruce Cole, a director of the Company, is a director of Ramwell Industrial Limited.

         The amount due to a director is unsecured, interest free and with no fixed repayment terms.

         On September 24, 2004, Shareholders of the Company (collectively, "Shareholders") entered into a Share Exchange Agreement ("Agreement") with General Components, Inc.-Nevada ("GCI-Nevada") (formerly known as Pro-Active Solutions, Inc). Pursuant to the Agreement, Shareholders have agreed to transfer to GCI-Nevada and GCI-Nevada has agreed to acquire from the Shareholders 100% of the issued share capital of the Company, in exchange for 80% of the issued and outstanding shares of GCI-Nevada. This share exchange transaction resulted in those Shareholders obtaining a majority voting interest in GCI-Nevada. Generally accepted accounting principles require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of GCI-Nevada.

         The amount due to GCI-Nevada, holding company, represents cash advanced from holding company for normal operating activities of the Company. The amount is unsecured, interest free and with no fixed repayment terms.


12.  COMMITMENTS AND CONTINGENCIES

         The Company leases premises under various operating leases, certain of which contain escalation clauses. Rental expenses under operating leases included in the statement of income were US$279,835, US$118,703, US$93,525, and US$87,426 for the years ended December 31, 2002 and 2003, and nine months ended September 30, 2003 and 2004, respectively.

         At December 31, 2003, the Company was obligated under operating leases requiring minimum rentals as follows:


Years ending December 31                                           US$
2004                                                              93,707
2005                                                              57,547
                                                                ---------
Total minimum lease payments                                     151,254
                                                                =========

         At  September  30,  2004,  the  Company  had  no  significant   capital
commitments.


13.  SHAREHOLDERS' EQUITY

         Common shares- The holders of the Common shares are entitled to receive dividends when declared and are entitled to one vote per share at meetings of the Company

         Preferred "A" shares- The holders of the Preferred "A" shares are entitled to receive dividends when declared on parity with the Common shares and are entitled to a preference on distribution of the assets of the Company over the holders of the Common shares in the event of a liquidation, dissolution or winding-up of the Company. Each holder of the Preferred "A" shares is entitled to the number of votes equal to the number of Common shares into which the Preferred "A" shares could be converted. Each Preferred "A" share is convertible, at the option of the holder and without payment of additional consideration, at any time, into fully paid Common shares at the determined conversion price.

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


13.  SHAREHOLDERS' EQUITY - CONTINUED

         As of June 30, 2004, the Company completed a share conversion of all of its Preferred "A" shares. All Preferred "A" shares were converted into common shares. Under this share conversion, one Preferred "A" share was converted into two common shares.

14.  EMPLOYEE BENEFITS

         The Company contributes to a state pension scheme run by the Chinese government in respect of its employees in China. The expense related to this plan, which is calculated at a range of 12%-22.5% of the average monthly salary, was US$6,734, US$9,321, US$6,367 and US$13,724 for the years ended December 31, 2002, 2003 and nine months ended September 30, 2003 and 2004, respectively.

         According to the Mandatory Provident Fund ("MPF") legislation regulated by the Mandatory Provident Fund Schemes Authority in Hong Kong, with effect from December 1, 2000, the Company is required to participate in a MPF scheme operated by approved trustees in Hong Kong and to make contributions for its eligible employees. The contributions borne by the Company are calculated at 5% of the salaries and wages (monthly contribution is limited to 5% of HK$20,000 for each eligible employee) as calculated under the MPF legislation. The expense related to the MPF in the years ended December 31, 2002, 2003 and nine months ended September 30, 2003 and 2004 amounted to US$1,447, US$2,410, US$1,776 and US$2,050, respectively.

15.  STOCK OPTION PLAN

         In 2001, the Company's Board of Directors adopted the Stock Option Plan ("the Plan"). The Plan authorizes the grant of options to purchase shares of common stock to employees, directors, and consultants of the Group. The Plan shall terminate on January 31, 2006 except with respect to grants then outstanding. The maximum number of shares of common stock in respect of which options may be granted shall not exceed two million shares. The exercise price per share should be determined by the Board in its sole discretion at the time of grant, which should not be less than 100% of the fair market value of the common stock on the date of the grant. Fair market value is determined by the Board in good faith using such advisors as the Board may determine as necessary. Options granted under the Plan generally vest 50% after one year with the remainder vesting in the year after. This plan was cancelled on May 5, 2004 together with all granted options.

                                                  Year ended December 31,           Nine months ended September 30,
                                                 2002                  2003                      2004
                                         ---------------------------------------------------------------------------
                                                    Weighted              Weighted                      Weighted
                                           Number    average     Number   average        Number          average
                                          of stock   exercise  of stock   exercise      of stock        exercise
                                          options     price     options     price        options          price
                                         ---------------------------------------------------------------------------
                                                       US$                   US$                           US$
Outstanding at beginning of the             1,907,000  1.90     2,207,000   1.72         2,207,000        1.72
year/period
Granted during the year/period                300,000  0.59            --                       --
Cancelled during the year/period                   --                  --               (2,207,000)       1.72
                                         ---------------------------------------------------------------------------
Outstanding and exercisable at the end
   of the year/period                       2,207,000  1.72     2,207,000   1.72                --         --
                                         ===========================================================================

Range of exercise price per share           US$0.01 to US$3.50    US$0.01 to US$3.50                       --


         The weighted average remaining contractual life of the share options outstanding at December 31, 2003 was 2.68 years.


16.  OPERATING RISK

         Interest rate risk- The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 7 and 10. Other financial assets and liabilities do not have material interest rate risk.

         Credit risk- The Company is exposed to credit risk from its cash at bank and fixed deposits and bills and accounts receivable. The credit risk on cash at bank and fixed deposits is limited because the counterparties are recognized financial institutions. Bills and accounts receivable are subjected to credit evaluations. An allowance has been made for estimated irrecoverable amounts which has been determined by reference to past default experience and the current economic environment.

                            GENERAL COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
               AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004
(INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2004 IS UNAUDITED)


16.  OPERATING RISK - CONTINUED

         The Company is not exposed to any significant concentration of credit risk because its exposure is spread over several financial institutions and a number of customers. The maximum amount of credit risk which the Group is exposed to at the balance sheet date is represented by the carrying amounts of the Company's financial assets.

         Foreign currency risk- Most of the transactions of the Company were settled in Renminbi and U.S. dollars. In the opinion of the directors, the Company would not have significant foreign currency risk exposure.

         Fair value risk -The carrying amounts of the following financial assets and financial liabilities approximate to their fair value, cash and bank balances, fixed deposits, interest in associate, accounts and bills receivable, prepayment, deposits and other receivables, accounts payable, borrowings, accrued liabilities and customer advances. Information on the interest rate exposure of the borrowings is included in Note 7 and 10.

         Country risk- The Company has significant investments in China. The operating results of the Company may be adversely affected by changes in the political and social conditions in China, and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.

17.  FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable and accounts payable are reasonable estimates of their fair values. All the financial instruments are for trade purposes.

18.  SEGMENT INFORMATION

         The Company's sales by geographic destination are as follows:

                                         Year ended              Nine months ended
                                         December 31               September 30
                                     2002          2003          2003         2004
                                                             (unaudited)   (unaudited)
                                     US$           US$           US$           US$
PRC, other than Hong Kong          701,671         878,567       643,944     1,271,474
Hong Kong                          334,232       7,046,000     2,526,300             -
Others                             187,381         104,905        42,089       101,315
                                 ------------- ------------- ------------- ------------
Total net sales                  1,223,284       8,029,472     3,212,333     1,372,789
                                 ============= ============= ============= ============

         The location of the Company's identifiable assets are as follows:

                                         Year ended              Nine months ended
                                        December 31                September 30
                                     2002          2003          2003         2004
                                                             (unaudited)   (unaudited)
                                     US$           US$           US$           US$
PRC, other than Hong Kong          5,647,068   3,207,915       2,070,886     2,421,267
Hong Kong                          1,459,052   2,580,212       5,307,811     2,072,425
USA                                   36,417      29,164          37,405         8,253
Intangible assets                     53,771      40,271          43,646        30,146
                                 ------------- ------------- ------------- ------------
Total identifiable assets          7,196,308   5,857,562       7,459,748     4,532,091
                                 ============= ============= ============= ============

                            GENERAL COMPONENTS, INC.

              Unaudited Pro Forma Consolidated Financial Statements

                            GENERAL COMPONENTS, INC.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

On September 24, 2004, General Components, Inc. (formerly known as Pro-Active Solutions, Inc.), a Nevada corporation ("GCI") and the Shareholders group of General Components, Inc., ("GGIC"), a Cayman Islands corporation, (collectively, "Shareholders") closed the transactions contemplated by the Share Exchange Agreement of September 24, 2004. Pursuant to the Share Exchange Agreement, Shareholders have agreed to transfer to GCI and GCI has agreed to acquire from the Shareholders, all of the Shares, which Shares constitute 100% of the outstanding capital stock of GCIC, in exchange for 20 million shares of GCI's Common Stock to be issued on the Closing Date, which shares shall constitute 80% of the issued and outstanding shares of GCI's Common Stock immediately after the closing of the transactions. This share exchange transaction resulted in those Shareholders obtaining a majority voting interest in GCI. Generally accepted accounting principles require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as recapitalization of GCI.

On September 24, 2004, a Stock Purchase Agreement (the "SPA") was signed between GCI and certain investors listed on Exhibit A attachd thereto (the "investors"). Pursuant to the SPA, the investors agreed to purchase up to 20% of the Common Stock of GCI for consideration of US$2 million.

The unaudited pro forma consolidated financial statements of GCI in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreements. The unaudited pro forma consolidated balance sheet reflects the financial position of the company had the share exchange occurred on September 30, 2004. The pro forma consolidated statements of operations were prepared as if the transactions were consummated on January 1, 2003. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

                            GENERAL COMPONENTS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS AT SEPTEMBER 30, 2004

                                                            General         General
                                                          Components,     Components,
                                                              Inc.            Inc.        Pro forma
                                                           (Cayman)         (Nevada)     adjustments          Pro forma
                                                        -----------------------------------------------------------------
                                                              US$             US$            US$                 US$
Current assets:
  Cash and cash equivalents                                 1,616,445          8,500                           1,624,945
  Accounts receivable                                         281,777              -                             281,777
  Inventories                                                 570,201              -                             570,201
 Prepaid expenses and other current assets                     91,705        250,000                             341,705
 Loans to a subsidiary                                              -      1,750,000      (1,750,000)  (a)             -
                                                        -----------------------------------------------------------------
               Total current assets                         2,560,128      2,008,500      (1,750,000)          2,818,628
Property, plant and equipment-net                             153,034              -                             153,034
Investment in and advances to equity investee               1,288,783              -                           1,288,783
Amounts due from affiliate                                    500,000              -                             500,000
Intangible assets                                              30,146              -                              30,146
                                                        -----------------------------------------------------------------
               Total assets                                 4,532,091      2,008,500      (1,750,000)          4,790,591
                                                        =================================================================

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                            201,248            800                             202,048
  Accrued payroll and employee benefits                        11,326              -                              11,326
  Customer deposits                                            10,570              -                              10,570
  Other accrued liabilities                                   357,473         20,792                             378,265
  Amount due to holding company                             1,750,000              -      (1,750,000)  (a)             -
  Amount due to a director                                     50,000              -                              50,000
  Income taxes payable                                         10,449              -                              10,449
                                                        -----------------------------------------------------------------
               Total current liabilities                    2,391,066         21,592      (1,750,000)            662,658

Commitments and contingencies

Shareholders' equity:
Common shares                                                 129,634         25,000        (129,634)  (a)        25,000
Additional paid in capital                                  5,639,864      1,997,000          94,542   (a)     7,731,406
Accumulated losses                                         (3,628,473)       (35,092)         35,092   (a)    (3,628,473)
                                                        -----------------------------------------------------------------
               Total shareholders' equity                   2,141,025      1,986,908               -           4,127,933
                                                        -----------------------------------------------------------------
               Total liabilities and                        4,532,091      2,008,500      (1,750,000)          4,790,591
               shareholders' equity
                                                        =================================================================

                            GENERAL COMPONENTS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004


                                                            General        General
                                                          Components,    Components,   Pro forma
                                                         Inc. (Cayman)  Inc. (Nevada)  adjustments            Pro forma
                                                         ----------------------------------------------------------------
                                                              US$            US$           US$                   US$
Net sales                                                   1,372,789            -                             1,372,789

Cost of sales                                              (1,038,704)           -                            (1,038,704)

                                                         ----------------------------------------------------------------
Gross profit                                                  334,085            -                               334,085

Selling, general and administrative expenses               (1,006,891)      (8,957)                           (1,015,848)
Research and development costs                               (370,000)           -                              (370,000)

                                                         ----------------------------------------------------------------
Operating losses                                           (1,042,806)      (8,957)                           (1,051,763)

Other income/(expenses):
  Internet expenses                                           (43,069)           -                               (43,069)
  Interest income                                               3,943            -                                 3,943
  Share of losses of equity investee                         (163,795)           -                              (163,795)
  Others, net                                                     259            -                                   259

                                                         ----------------------------------------------------------------
  Total other expenses, net                                  (202,662)           -                              (202,662)

                                                         ----------------------------------------------------------------
Loss before income taxes                                   (1,245,468)      (8,957)                           (1,254,425)

Income taxes                                                        -            -                                     -

                                                         ----------------------------------------------------------------
Net loss                                                   (1,245,468)      (8,957)                           (1,254,425)
                                                         ================================================================

Net loss per share
- basic and diluted                                                          (0.00)                                (0.05)
                                                         ================================================================

Weighted average common shares outstanding
- basic and diluted                                                     25,000,000                            25,000,000
                                                         ================================================================

                            GENERAL COMPONENTS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                            General
                                                            General       Components,
                                                          Components,        Inc.         Pro forma
                                                         Inc. (Cayman)     (Nevada)      adjustments          Pro forma
                                                         ----------------------------------------------------------------
                                                              US$             US$            US$                 US$
Net sales                                                  8,029,472              -                           8,029,472

Cost of sales                                             (6,377,809)             -                          (6,377,809)

                                                         ----------------------------------------------------------------
Gross profit                                               1,651,663              -                           1,651,663

Selling, general and administrative expenses              (1,073,197)       (9,821)                          (1,083,018)
Research and development costs                              (572,825)            -                             (572,825)

                                                         ----------------------------------------------------------------
Operating income/(losses)                                      5,641        (9,821)                              (4,180)

Other income/(expenses):
    Sales of machineries                                      90,738             -                               90,738
    Cost of sales of machineries                             (74,730)            -                              (74,730)
    Interest expense                                        (103,727)            -                             (103,727)
    Interest income                                           12,384             -                               12,384
    Share of gains of equity investee                         39,108             -                               39,108
    Others, net                                                4,414             -                                4,414
                                                         ----------------------------------------------------------------
    Total other expenses, net                                (31,813)            -                              (31,813)
                                                         ----------------------------------------------------------------
Loss before income taxes                                     (26,172)       (9,821)                             (35,993)

Income taxes                                                       -             -                                    -
                                                         ----------------------------------------------------------------
Net loss                                                     (26,172)       (9,821)                             (35,993)
                                                         ================================================================

Net loss per share
- basic and diluted                                                         (0.000)                              (0.001)
                                                         ================================================================

Weighted average common shares outstanding
- basic and diluted                                                     25,000,000                           25,000,000
                                                         ================================================================

                            GENERAL COMPONENTS, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following adjustments to the unaudited pro forma balance sheet are based on the assumption that the share exchange was consummated on September 30, 2004.

(a) Adjustment to reflect the share capital had the share exchange occurred on September 30, 2004 and elimination of intra-group current account balances.